Exhibit 99.1

Mesa Labs Acquires its French Distributor of Biological Indicators

Lakewood, Colorado, April 4, 2014 – Mesa Laboratories, Inc. (NASDAQ:MLAB) (we, us, our, “Mesa” or the “Company”) today announced the acquisition of Amilabo SAS (“Amilabo”), a distributor of the Company’s biological indicator (BI) products, located near Lyon, France. In this transaction, Mesa acquired all of the outstanding shares of Amilabo.

Biological indicators are used to assess the effectiveness of sterilization processes, including steam, gas (such as Ethylene Oxide or Chlorine Dioxide), hydrogen peroxide and radiation, in the hospital, dental, medical device and pharmaceutical industries. Amilabo has been a distributor of Mesa’s BI products for nearly fifteen years, selling primarily to the pharmaceutical and medical device manufacturing markets in France, Belgium and parts of Switzerland. Amilabo is one of Mesa’s largest BI distributors in Europe, providing sales, technical support and logistics from its office just outside of Lyon, France. Going forward, Mesa will continue to operate from this office, which is Mesa’s first outside the U.S., using the existing Amilabo personnel and processes.

“We are continually evaluating our product distribution strategy at Mesa,” said John J. Sullivan, President and CEO of Mesa. “Even though we currently have some sales directly to customers outside the U.S., the vast majority of international sales are through our network of distributors. While we don’t anticipate that the revenues and net income generated from the Amilabo acquisition will be material, they will boost gross margins and provide Mesa with the opportunity to engage with its customers in Amilabo’s territories more easily. The purchase of Amilabo does not represent the beginning of a new strategy to only sell directly to international customers and eliminate our distributor model. Instead, we will continue to evaluate products and territories on a case-by-case basis for opportunities where sales volume, local culture and growth opportunities lends itself to the establishment of a direct Mesa presence. I look forward to working with the Amilabo team in the years ahead as we develop and grow Mesa’s first international office.”

“We are pleased to join Mesa and become its first entity outside the U.S. This acquisition will sustain and further improve the quality of the services we are able to provide to our customers. Additionally, we are also delighted that this acquisition offers opportunities for our employees,” said Bernard Cabrera, President and CEO of Amilabo.

About Mesa Laboratories, Inc.

We pursue a strategy of focusing primarily on quality control products, which are sold into niche markets that are driven by regulatory requirements. We prefer markets that have limited competition where we can establish a commanding presence and achieve high gross margins. We are organized into three divisions across seven physical locations. Our Instruments Division designs, manufactures and markets quality control instruments and disposable products utilized in connection with the healthcare, pharmaceutical, food and beverage, medical device, industrial hygiene, semiconductor and petrochemical industries. Our Biological Indicators Division manufactures and markets biological indicators and distributes chemical indicators used to assess the effectiveness of sterilization processes, including steam, gas, hydrogen peroxide and radiation, in the hospital, dental, medical device and pharmaceutical industries. Our Continuous Monitoring Division designs, develops and markets systems which are used to monitor various environmental parameters such as temperature, humidity and differential pressure to ensure that critical storage and processing conditions are maintained in hospitals, pharmaceutical and medical device manufacturers, blood banks, pharmacies and a number of other laboratory and industrial environments.

Forward Looking Statements

This press release may contain information that constitutes "forward-looking statements." Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to revenue growth and statements expressing general views about future operating results — are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K for the year ended March 31, 2013, and those described from time to time in our subsequent reports filed with the Securities and Exchange Commission.

CONTACT: John J. Sullivan, Ph.D.; President and CEO, or John Sakys; CFO, both of Mesa Laboratories, Inc., +1-303-987-8000